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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2002

000-27707
(Commission File Number)

AETHER SYSTEMS, INC.
(Exact name of registrant)

Delaware (State of organization)	52-2186634 (I.R.S. Employer Identification Number)

11460 Cronridge Dr., Owings Mills, Maryland 21117
(Address of principal executive offices and zip code)

(410) 654-6400
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On October 15, 2002, Aether Systems, Inc. (the "Company") issued a press release with respect to its offer to purchase for cash, at prices determined by a "Modified Dutch Auction" procedure within the purchase price range of $700 to $750 per $1,000 principal amount, the Company's 6% Convertible Subordinated Notes due 2005 (the "Notes") up to a maximum aggregate principal amount of $100 million, or approximately 48% of the outstanding principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press Release of Aether Systems, Inc., dated October 15, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHER SYSTEMS, INC.

	By:	/s/ David C. Reymann David C. Reymann Chief Financial Officer

Dated: October 15, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES